State of Delaware
Secretary of State
Division of Corporations
Delivered 12:15 PM 06/09/2005
FILED 11:49 AM 06/09/2005
SRV 050482108 - 3866981 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

ERA HELICOPTERS, LLC

as a domestic limited liability company

1. The name of the limited liability company is Era Helicopters, LLC.

2. The Certificate of Formation of the limited liability company was duly endorsed as filed by the Secretary of State of Delaware on October 21, 2004.

3. The Certificate of Formation of the limited liability company is hereby amended as follows:

   Article numbered "Second " so that as amended, will read as follows:

   The address of its registered agent in the State of Delaware is Suite 804, 1220 N. Market Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Registered Agents, Ltd.

4. IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation of Era Helicopters, LLC on this 9th day of June, 2005.

[signature]
Authorized Person

Mary Lyde Esposito
Printed Name

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:17 PM 10/21/2004
FILED 12:10 PM 10/21/2004
SRV 040760106 - 3866981 FILE

CERTIFICATE OF FORMATION
OF
ERA HELICOPTERS, LLC

This Certificate of Formation of Era Helicopters, LLC (the "Company") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1. The name of the Company is Era Helicopters, LLC.

2. The name and address of the registered agent of the Company shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

3. The address of the registered office of the Company in Delaware is 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has duly executed this Certificate of Formation on October 21, 2004.

Robert V. Jewell

Robert V. Jewell
Authorized Person